SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 17, 1996
                                                  ----------------

                      COMPOST AMERICA HOLDING COMPANY, INC.
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             (Exact name of registrant as specified in its charter)

New Jersey                       0-27832                       22-2603175
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(State or other                (Commission                (IRS Employer
jurisdiction of                File Number)               Identification No.)
incorporation)

                  320 Grand Avenue Englewood, New Jersey 07631
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (201) 541-9393

                                       N/A
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         (Former name or former address, if changed since last report.)


PLEASE ADDRESS ALL CORRESPONDENCE TO:  Mark Gasarch, Esq.
                                       1285 Avenue of the Americas
                                       3rd Floor
                                       New York, New York 10019

Item 2. Acquisition or Disposition of Assets

On October 17, 1996 Compost America Holding Company, Inc. (the "Company") acquired all of the issued and outstanding shares of American Soil, Inc. ("American") of Ramsey, New Jersey from its President and sole shareholder, Robert F. Young, Jr. ("Young"). American owns and operates an outdoor composting facility in Freehold Township, New Jersey. Founded in 1987, American has a New Jersey Department of Environmental Protection permit to process 50,000 cubic yards of organic material per year.

The purchase price was approximately $750,000 in a combination of cash (approximately $550,000) and the assumption by the Company of certain of the liabilities of American, plus the issuance to Young of 150,000 shares of the Company's common stock.

Item 5. Other Events

Gary Sondermeyer, the Company's Vice President of Operations, has resigned from the Company effective November 15, 1996 to return to service in the Department of Environmental Protection, State of New Jersey, where he previously had been employed for a period of sixteen years.

Item 7. Financial Statements and Exhibits

(a) and (b) -   where applicable, to be filed within sixty (60)
                days after the date of this filing

(c) Exhibits

      2.1   -   Stock Purchase Agreement (without exhibits)

      2.2   -   Amendment to the Stock Purchase Agreement

      2.3   -   Second Amendment to the Stock Purchase Agreement

     99.1   -   Consulting Agreement with Robert F. Young, Jr.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 1996


                                       COMPOST AMERICA HOLDING COMPANY, INC.
                                       (Registrant)



                                       By /s/ Roger E. Tuttle
                                         ------------------------------------
                                         Roger E. Tuttle, President
                                         (Principal Executive Officer)